The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement      SUBJECT TO COMPLETION
                                                  As Amended on October 12, 2007

Amended Pricing Supplement
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================

[RBC LOGO]                                      $[o]
                                  Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer
                             Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General:                      This pricing supplement relates to thirty-nine
                              (39) separate Reverse Convertible Notes
                              ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes") and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 October 26, 2007

Issuance Date:                October 31, 2007

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Three Month Notes:

       Valuation Date:        January 28, 2008

       Maturity Date:         January 31, 2008

       Coupon Payment         November 30, 2007, December 31, 2007 and January
       Date(s):               31, 2008

Six Month Notes:

       Valuation Date:        April 25, 2008

       Maturity Date:         April 30, 2008

       Coupon Payment         November 30, 2007, December 31, 2007, January 31,
       Date(s):               2008, February 29 2008, March 31, 2008 and April
                              30, 2008

Twelve Month Notes:

       Valuation Date:        October 28, 2008

       Maturity Date:         October 31, 2008

       Coupon Payment         November 30, 2007, December 31, 2007, January 31,
       Date(s):               2008, February 29 2008, March 31, 2008, April 30,
                              2008, May 30, 2008, June, 30, 2008, July 31, 2008,
                              August 29, 2008, September 30, 2008 and October
                              31, 2008

Reference Stock:

 No.    Principal  Reference Stock                    Ticker   Coupon   Strike  Barrier     Term     Monitoring Method       CUSIP
 ---    ---------  ---------------                    ------   ------   ------  -------     ----     -----------------       -----
        Amount                                                  Rate    Price    Price
        ------                                                  ----    -----    -----
361     $[o]       Advanced Micro Devices, Inc.         AMD     20.85%    [o]     80%     3 month    Close of Trading Day  78008EWJ2

362     $[o]       Las Vegas Sands Corp.                LVS     14.50%    [o]     70%     3 month    Close of Trading Day  78008EWK9

363     $[o]       Medarex, Inc.                       MEDX     25.75%    [o]     70%     3 month    Close of Trading Day  78008EWL7

364     $[o]       Titanium Metals Corporation          TIE     15.25%    [o]     80%     3 month    Close of Trading Day  78008EWM5

365     $[o]       Bowater Incorporated                 BOW     26.20%    [o]     70%     3 month    Close of Trading Day  78008EWN3

366     $[o]       Ceragon Networks Ltd.               CRNT     20.45%    [o]     70%     3 month    Close of Trading Day  78008EWP8

367     $[o]       Fuel Tech, Inc.                     FTEK     25.45%    [o]     70%     3 month    Close of Trading Day  78008EWQ6

368     $[o]       JA Solar Holdings Co Ltd.           JASO     23.45%    [o]     70%     3 month    Close of Trading Day  78008EWR4

369     $[o]       General Motors Corporation           GM      18.25%    [o]     80%     3 month    Close of Trading Day  78008EWS2

370     $[o]       DryShips Inc.                       DRYS     26.60%    [o]     80%     3 month    Close of Trading Day  78008EWT0

371     $[o]       Excel Maritime Carriers Ltd.         EXM     26.85%    [o]     80%     3 month    Close of Trading Day  78008EWU7

372     $[o]       Garmin Ltd.                         GRMN     21.25%    [o]     80%     3 month    Close of Trading Day  78008EWV5

373     $[o]       Arch Coal, Inc.                      ACI     15.50%    [o]     80%     6 month    Close of Trading Day  78008EWW3

374     $[o]       Valero Energy Corporation            VLO     12.25%    [o]     80%     6 month    Close of Trading Day  78008EWX1

375     $[o]       Alcoa Inc.                           AA      10.50%    [o]     75%     6 month    Close of Trading Day  78008EWY9

376     $[o]       Apple Inc.                          AAPL     14.00%    [o]     75%     6 month    Close of Trading Day  78008EWZ6

377     $[o]       Arch Coal, Inc.                      ACI     12.00%    [o]     75%     6 month    Close of Trading Day  78008EXA0

378     $[o]       Advanced Micro Devices, Inc.         AMD     17.00%    [o]     75%     6 month    Close of Trading Day  78008EXB8

379     $[o]       Cutera, Inc.                        CUTR     14.00%    [o]     75%     6 month    Close of Trading Day  78008EXC6

380     $[o]       Joy Global Inc.                     JOYG     14.50%    [o]     75%     6 month    Close of Trading Day  78008EXD4

381     $[o]       Lehman Brothers Holdings Inc.        LEH      9.30%    [o]     75%     6 month    Close of Trading Day  78008EXE2

382     $[o]       NutriSystems, Inc.                  NTRI     15.75%    [o]     65%     6 month    Close of Trading Day  78008EXF9

383     $[o]       Oshkosh Truck Corporation            OSK     10.35%    [o]     80%     6 month    Close of Trading Day  78008EXG7

384     $[o]       AGCO Corporation                     AG      12.80%    [o]     80%     6 month    Close of Trading Day  78008EXH5

385     $[o]       Bucyrus International, Inc.         BUCY     12.40%    [o]     70%     6 month    Close of Trading Day  78008EXJ1

386     $[o]       Deere & Company                      DE      12.00%    [o]     80%     6 month    Close of Trading Day  78008EXK8

387     $[o]       Washington Mutual, Inc.              WM      11.00%    [o]     75%     6 month    Close of Trading Day  78008EXL6

388     $[o]       General Motors Corporation           GM      11.40%    [o]     70%     6 month    Close of Trading Day  78008EXM4

389     $[o]       Taser International, Inc.           TASR     18.65%    [o]     60%     6 month    Close of Trading Day  78008EXN2

390     $[o]       Garmin Ltd.                         GRMN     14.95%    [o]     70%     6 month    Close of Trading Day  78008EXP7

391     $[o]       Tesoro Corporation                   TSO     12.80%    [o]     70%     6 month    Close of Trading Day  78008EXQ5

392     $[o]       Harley-Davidson, Inc.                HOG      8.40%    [o]     80%     6 month    Close of Trading Day  78008EXR3

393     $[o]       Brasil Telecom Participacoes S.A.    BRP     11.50%    [o]     70%     6 month    Close of Trading Day  78008EXS1

394     $[o]       Alaska Air Group, Inc.               ALK      9.50%    [o]     70%     6 month    Close of Trading Day  78008EXT9

395     $[o]       Washington Mutual, Inc.              WM      10.05%    [o]     70%     6 month    Close of Trading Day  78008EXU6

396     $[o]       DryShips Inc.                       DRYS     19.30%    [o]     70%     6 month    Close of Trading Day  78008EXV4

397     $[o]       Excel Maritime Carriers Ltd.         EXM     19.50%    [o]     70%     6 month    Close of Trading Day  78008EXW2

398     $[o]       General Cable Corporation            BGC     13.80%    [o]     80%    12 month    Close of Trading Day  78008EXX0

399     $[o]       Titanium Metals Corporation          TIE     10.80%    [o]     70%    12 month    Close of Trading Day  78008EXY8

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                 Proceeds to Royal Bank of
                         Price to Public    Agent's Commission            Canada
                         ---------------    ------------------            ------
Per Note                       100%                []%                     []%
Total                          $[]                 $[]                     $[]

                         RBC Capital Markets Corporation
                                 October , 2007

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                    If the closing           If the closing
                                  market price of the     market price of the
                                    Reference Stock         Reference Stock
                                  does not fall below       falls below the
                                  the Barrier Price on      Barrier Price on
                                   any day during the      any day during the     Hypothetical
                                   Monitoring Period:      Monitoring Period:       Physical
                                                                                    Delivery        Hypothetical
                                     Hypothetical             Hypothetical          Amount as       Cash Delivery
      Hypothetical Final              Payment at               Payment at           Number of         Amount as
   Share Price as Percentage          Maturity as              Maturity as        Shares of the     Percentage of
              of                    Percentage of            Percentage of          Reference       Initial Share
      Initial Share Price          Principal Amount         Principal Amount          Stock             Price
      -------------------          ----------------         ----------------          -----             -----
            200.00%                     100.00%                 100.00%                n/a               n/a

            175.00%                     100.00%                 100.00%                n/a               n/a

            150.00%                     100.00%                 100.00%                n/a               n/a

            125.00%                     100.00%                 100.00%                n/a               n/a

            100.00%                     100.00%                 100.00%                n/a               n/a

            95.00%                      100.00%             Physical or Cash           10               95.00%
                                                            Delivery Amount

            90.00%                      100.00%             Physical or Cash           10               90.00%
                                                            Delivery Amount

            85.00%                      100.00%             Physical or Cash           10               85.00%
                                                            Delivery Amount

            80.00%                      100.00%             Physical or Cash           10               80.00%
                                                            Delivery Amount

            79.50%                        n/a               Physical or Cash           10               79.50%
                                                            Delivery Amount

            50.00%                        n/a               Physical or Cash           10               50.00%
                                                            Delivery Amount

            25.00%                        n/a               Physical or Cash           10               25.00%
                                                            Delivery Amount

             0.00%                        n/a               Physical or Cash           10                0.00%
                                                            Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (AMD): [ ]% of each stated interest payment (20.85% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (LVS): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MEDX): [ ]% of each stated interest payment (25.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (25.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TIE): [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BOW): [ ]% of each stated interest payment (26.20% in total) will be treated as an interest payment and [ ]% of each stated interest payment (26.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CRNT): [ ]% of each stated interest payment (20.45% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.45% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FTEK): [ ]% of each stated interest payment (25.45% in total) will be treated as an interest payment and [ ]% of each stated interest payment (25.45% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JASO): [ ]% of each stated interest payment (23.45% in total) will be treated as an interest payment and [ ]% of each stated interest payment (23.45% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): [ ]% of each stated interest payment (18.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (DRYS): [ ]% of each stated interest payment (26.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (26.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (EXM): [ ]% of each stated interest payment (26.85% in total) will be treated as an interest payment and [ ]% of each stated interest payment (26.85% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GRMN): [ ]% of each stated interest payment (21.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ACI): [ ]% of each stated interest payment (15.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (VLO): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AA): [ ]% of each stated interest payment (10.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AAPL): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ACI): [ ]% of each stated interest payment (12.00 % in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AMD): [ ]% of each stated interest payment (17.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CUTR): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JOYG): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (LEH): [ ]% of each stated interest payment (9.30% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NTRI): [ ]% of each stated interest payment (15.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (OSK): [ ]% of each stated interest payment (10.35% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AG): [ ]% of each stated interest payment (12.80% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BUCY): [ ]% of each stated interest payment (12.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (DE): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WM): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): [ ]% of each stated interest payment (11.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TASR): [ ]% of each stated interest payment (18.65% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GRMN): [ ]% of each stated interest payment (14.95% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.95% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TSO): [ ]% of each stated interest payment (12.80% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (HOG): [ ]% of each stated interest payment (8.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (8.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BRP): [ ]% of each stated interest payment (11.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ALK): [ ]% of each stated interest payment (9.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WM): [ ]% of each stated interest payment (10.05% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (DRYS): [ ]% of each stated interest payment (19.30% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (EXM): [ ]% of each stated interest payment (19.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BGC): [ ]% of each stated interest payment (13.80% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TIE): [ ]% of each stated interest payment (10.80% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity -- While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Banks's Cost of Hedging its Market Risk under the Notes is Likely to Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price.

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Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Advanced Micro Devices, Inc. (AMD) is a global semiconductor company with facilities worldwide. It provides processing solutions for the computing, graphics and consumer electronics markets. During the year ended December 31, 2006, the Company offered primarily x86 microprocessors, for the commercial and consumer markets, which are used for control and computing tasks, and embedded microprocessors for commercial, commercial client and consumer markets. On October 25, 2006, the Company acquired ATI Technologies Inc. As a result of the acquisition, the Company began to supply three-dimensional (3D) graphics, video and multimedia products, and chipsets for personal computers (PCs), including desktop and notebook PCs, professional workstations and servers, and products for consumer electronic devices, such as mobile phones, digital television and game consoles. It operates through four segments: Computation Products, Embedded Products, Graphics and Chipsets, and Consumer Electronics.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07882.

     o Las Vegas Sands Corp. (LVSC) owns and operates The Venetian Resort Hotel Casino (The Venetian) and The Sands Expo and Convention Center (The Sands Expo Center) in Las Vegas, Nevada, and The Sands Macao Casino (The Sands Macao) in Macao, China. The Company is also in the process of developing additional integrated resorts and properties in Las Vegas and Macao, including The Palazzo Resort Hotel Casino (The Palazzo), which will be adjacent to and connected with The Venetian, The Venetian Macao Resort Hotel Casino (The Venetian Macao) and other casino resort properties on the Cotai Strip in Macao. During the year ended December 31, 2006, the Company was awarded licenses to develop Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks in Bethlehem, Pennsylvania. It is also exploring other integrated resort opportunities in Asia, Europe and the United States.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32373.

     o Medarex, Inc. (Medarex) is a biopharmaceutical company focused on the discovery, development and potential commercialization of fully human antibody-based therapeutic products. As of December 31, 2006, 34 antibody product candidates generated from the Company's UltiMAb Human Antibody Development System are in human clinical trials or had regulatory applications submitted for such trials. Six of the seven product candidates under Phase III trials were generated through the use of the Company's UltiMAb technology and include ipilimumab (MDX-010), golimumab (CNTO 148) under development by Centocor, Inc.; CNTO 1275 for the treatment of psoriasis; zanolimumab (HuMax-CD4), being developed by Genmab A/S for the treatment of T-cell lymphoma; ofatumumab (HuMax-CD20), being developed by Genmab and GlaxoSmithKline for the treatment of follicular non-Hodgkin's lymphoma and chronic lymphocyte leukemia, and zalutumumab (HuMax-EGFr), being developed by Genmab.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-19312.

     o Titanium Metals Corporation (TIMET) is a producer of titanium melted and mill products. The Company has titanium production facilities in both the United States and Europe. It is a vertically integrated titanium manufacturer whose products include titanium sponge, the basic form of titanium metal used in titanium products; melted products (ingot, electrodes and slab), the result of melting sponge and titanium scrap, either alone or with various alloys; mill products that are forged and rolled from ingot or slab, including long products (billet and bar), flat products (plate, sheet and strip) and pipe, and fabrications (spools, pipe fittings, manifolds and vessels) that are cut, formed, welded and assembled from titanium mill products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14368.

     o Bowater Incorporated (Bowater) is a producer of coated and specialty papers and newsprint. In addition, the Company produces and sells bleached market pulp and lumber products. It operates 12 pulp and paper manufacturing facilities in the United States, Canada and South Korea. Bowater also operates a facility in the United States that converts a mechanical fiber-containing base sheet to coated products. In addition, it owns 10 sawmills in Canada and the United States. The Company has partnered with certain newspaper publishers in the ownership of two of its paper and pulp manufacturing facilities and certain assets at another of its manufacturing facilities. The other paper and pulp manufacturing facilities, and other equipment are wholly owned by Bowater and its subsidiaries. The Company operates through five segments: coated papers, specialty papers, newsprint, market pulp and lumber. In December 2006, Bowater acquired the entire minority interests in Bowater Maritimes, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08712.

     o Ceragon Networks Ltd. (Ceragon) design, develops, manufactures and sells high-capacity, point-to-point wireless backhaul solutions. The Company's products are used primarily by cellular operators to transport voice and data traffic in the backhaul, the segment of the telecommunications network that connects base stations to switch locations on the core network. Its products are also used by other telecommunications service providers that operate wired or wireless networks, and by organizations and enterprises that operate their own private networks based primarily on synchronous digital hierarchy/synchronous optical network technologies (SDH/SONET )and Internet protocol (IP) technologies.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-30862.

     o Fuel Tech, Inc. (Fuel Tech) is an integrated company that uses a suite of technologies to provide boiler optimization, efficiency improvement and air pollution reduction and control solutions to utility and industrial customers worldwide. Fuel Tech's focus is the worldwide marketing of its nitrogen oxide (NOx) reduction and FUEL CHEM processes. The NOx reduction technology segment, which includes the NOxOUT, NOxOUT CASCADE, NOxOUT ULTRA and NOxOUT-SCR processes, reduces NOx emissions in flue gas from boilers, incinerators, furnaces and other stationary combustion sources. The FUEL CHEM technology segment improves the efficiency, reliability and environmental status of combustion units by controlling slagging, fouling, corrosion, opacity, acid plume and loss on ignition, as well as the formation of sulfur trioxide, ammonium bisulfate, particulate matter (PM2.5), carbon dioxide and NOx through the addition of chemicals into the fuel or via TIFI Targeted In-Furnace Injection programs.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33059.

     o JA Solar Holdings Co., Ltd. is manufacturer of solar cells based in China. The Company uses processing technologies to produce solar cells. The Company sells its products to solar module manufacturers who assemble and integrate its solar cells into modules and systems that convert sunlight into electricity. It sells its products to customers primarily in China, and it has sold its products to customers in Germany, Sweden, Spain, South Korea and the United States. It has entered into customer agreements for the supply of its solar cells with a number of customers, including PowerLight Corporation, a wholly owned subsidiary of SunPower Corporation, Crown Renewable Energy, LLC and Canadian Solar Inc. Its monocrystalline solar cells have achieved conversion efficiency rates in the range of 16% to 16.5%.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33290.

     o General Motors Corporation (GM) is primarily engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East and GM Asia Pacific. GM's finance and insurance operations are primarily conducted through GMAC LLC (GMAC). GMAC was a wholly owned subsidiary, until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC. As a result, the Company holds a 49% ownership interest in GMAC, which provides a range of financial services. GM's total worldwide car and truck deliveries were 9.1 million during the year ended December 31, 2006. In January 2007, Isuzu Motors Limited acquired the 100% stake in a diesel engine development company, which is a joint venture between Isuzu Motors and General Motors Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o DryShips Inc. owns and operates drybulk carriers that operate worldwide. The Company owns and operate a fleet of 35 vessels. The Company's fleet consists of five Capesize drybulk carriers, 29 Panamax drybulk carriers, and one Handymax drybulk carriers. The fleet carries a variety of drybulk commodities, including major bulks, such as coal, iron ore and grains, and minor bulks, such as bauxite, phosphate, fertilizers and steel products. In addition to its owned fleet, DryShips has also chartered-in a Panamax bulkcarrier for a period of three years commencing in December 2005. During the year ended December 31, 2006, two of its customers accounted for more than 10% of its voyage revenues: Baumarine AS (25%) and Oldendorff Carriers Gmbh (13%).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-51141.

     o Excel Maritime Carriers Ltd. (Excel) is a shipping company. The Company is a provider of worldwide sea borne transportation services for dry bulk cargo, including among others, iron ore, coal and grain (collectively referred to as major bulks), and steel products, fertilizers, cement, bauxite, sugar and scrap metal (collectively referred to as minor bulks). As of December 31, 2006, its fleet consisted of 17 dry bulk carriers (10 Panamax and seven Handymax vessels), representing a carrying capacity of approximately 1,005,000 dead weight tons. As of December 31, 2006, the average age of Excel's vessels was 13.8 years. The Company's fleet is managed by its wholly owned subsidiary, Maryville Maritime Inc. As of December 31, 2006, Excel owned a 75% interest in Oceanaut Inc., which was formed to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, vessels or one or more operating businesses in the shipping industry.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10137.

     o Garmin Ltd. (Garmin) is a worldwide provider of navigation, communications and information devices, most of which are enabled by global positioning system (GPS) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount, GPS-enabled products and other navigation, communications and information products. Garmin operates in four segments: Marine, Automotive/Mobile, Outdoor/Fitness and Aviation. In November 2006, the Company acquired Dynastream Innovations Inc., a Canadian company specializing in the field of personal monitoring technology. In January 2007, Garmin acquired Digital Cyclone, Inc. and EME TecSat SAS. In July 2007, Garmin completed the acquisition of GPS Gesellschaft fur Professionelle Satellitennavigation mbH, the exclusive distributor of Garmin's consumer products in Germany. GPS Gesellschaft fur Professionelle Satellitennavigation mbH will be renamed as Garmin Deutschland GmbH.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-31983.

     o Arch Coal, Inc. is a coal producer in the United States. The Company's primary business is the production of steam and metallurgical coal from surface and underground mines throughout the United States, for sale to utility, industrial and export markets. The Company's mines are located in southern West Virginia, eastern Kentucky, Virginia, Wyoming, Colorado and Utah. As of December 31, 2006, Arch Coal, Inc. operated 21 active mines. The Company operates in three segments, which are based on the low sulfur coal producing regions in the United States, in which it operates. On July 31, 2006, Arch Coal, Inc. acquired a 33.33% equity interest in Knight Hawk Holdings, LLC (Knight
          Hawk), a coal producer in the Illinois Basin. On August 23, 2006, the Company acquired a 25% equity interest in DKRW Advanced Fuels LLC
          (DKRW). In June 2007, the Company announced the divestiture of its Mingo Logan subsidiary's Ben Creek Complex in West Virginia (Mingo Logan) to Cobra Natural Resources, LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105.

     o Valero Energy Corporation owns and operates 18 refineries located in the United States, Canada and Aruba that produce refined products, such as reformulated gasoline blendstock for oxygenate blending, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). It also produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals and other refined products. It markets branded and unbranded refined products on a wholesale basis in the United States and Canada through a bulk and rack marketing network. It sells refined products through a network of approximately 5,800 retail and wholesale branded outlets in the United States, Canada and Aruba. During the year ended December 31, 2006, it sold all of its ownership interest in Valero GP Holdings, LLC. In July 2007, the Company sold its Lima, Ohio refinery to Husky Energy Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13175.

     o Alcoa Inc. (Alcoa) is a producer of primary aluminum, fabricated aluminum and alumina, and is active in all aspects of the industry, including technology, mining, refining, smelting, fabricating and recycling. Alcoa is a global company operating in 44 countries. In addition, the Company has investments and activities in Australia, Brazil, China, Iceland, Jamaica and Russia. Its operations consist of six business segments: Alumina, Primary Metals, Flat-Rolled Products, Extruded and End Products, Engineered Solutions, and Packaging and Consumer. The Alumina segment primarily consists of a series of affiliated operating entities referred to as Alcoa World Alumina and Chemicals (AWAC). Alcoa owns 60% and Alumina Limited owns 40% of these individual entities. During the year ended December 31, 2006, it consumed 33.9 million metric tons of bauxite from its own reserves,
          6.6 million metric tons from related third parties and 3.1 million metric tons from unrelated third parties.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610.

     o Apple Inc., formerly Apple Computer, Inc., designs, manufactures and markets personal computers and related software, services, peripherals and networking solutions. It also designs, develops and markets a line of portable digital music players along with accessories, including the online sale of third-party audio and video products. Apple Inc.'s products and services include the Macintosh line of desktop and notebook computers; the iPod line of portable digital music players; the Xserve server and Xserve redundant array of inexpensive disks
          (RAID) storage products, a portfolio of consumer and professional software applications; the Mac OS X operating system; the iTunes Store, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, and a variety of other service and support offerings. It sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers and value-added resellers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030.

     o Cutera, Inc. (Cutera) is a global medical device company specializing in the design, development, manufacture, marketing and servicing of laser and other light-based aesthetics systems for practitioners worldwide. The Company offers products based on three platforms:
          CoolGlide, Xeo and Solera, which enable dermatologists, plastic surgeons, gynecologists, primary care physicians and other qualified practitioners to perform safe, effective and non-invasive aesthetic procedures for their customers. CoolGlide offers hair removal, treatment of a range of vascular lesions, including leg and facial veins, and laser genesis, a non-ablative procedure to promote healthy looking skin, reduce pore size and improve skin texture. The Xeo platform of products combines pulsed light and laser applications in a single platform. Solera is a compact tabletop system designed to support a single technology platform.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50644.

     o Joy Global Inc. manufactures and services mining equipment for the extraction of coal and other minerals and ores. The Company's equipment is used in mining regions to mine coal, copper, iron ore, oil sands and other minerals worldwide The Company operates in two business segments: underground mining machinery (Joy Mining Machinery or Joy) and surface mining equipment (P&H Mining Equipment or P&H). Joy is a manufacturer of underground mining equipment for the extraction of coal and other bedded minerals, and offers service locations near mining regions worldwide. P&H is a producer of surface mining equipment for the extraction of ores and minerals, and provides operational support for many types of equipment used in surface mining. On July 31, 2006, Joy completed the acquisition of the Stamler mining equipment business from the Oldenburg Group, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09299.

     o Lehman Brothers Holdings Inc. (Lehman Brothers) is primarily engaged in providing financial services. Lehman Brothers provide an array of equity and fixed income sales, trading and research, investment banking services, and investment management and advisory services. It serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. The Company operates in three business segments: Capital Markets, Investment Banking and Investment Management. Capital Markets represents institutional client-flow activities, including prime brokerage, research, mortgage origination and securitization, secondary trading and financing activities in fixed income and equity products. Investment Banking provides advice to its corporate, institutional and government clients on various financial matters. Investment Management provides investment advice and services to institutional and high-net-worth clients on a global basis.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09466.

     o NutriSystem Inc. is a marketer and provider of weight management system based on a portion-controlled, prepared-meal program. The Company's customers purchase monthly food packages containing a 28-day supply of breakfasts, lunches, dinners and desserts, which they supplement with milk, fruit and vegetables. Most of its customers order on an auto delivery basis (Auto-delivery), in which it sends a month's food supply on an ongoing basis until notified by the customer to stop its shipments. The Company's food is shelf stable at room temperature and lasts for up to two years. As part of its weight management program, the Company provides online and telephone counseling, and support to its customers using its trained diet counselors.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-28551.

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     o    Oshkosh Truck Corporation (Oshkosh) designs, manufactures and markets a range of commercial, fire and emergency, and military trucks under the Oshkosh and Pierce trademarks; truck bodies under the McNeilus, Medtec, Jerr-Dan, BAI, London, Geesink and Norba trademarks; mobile and stationary compactors and transfer stations under the Kiggen trademark; portable and stationary concrete batch plants under the CON-E-CO and McNeilus trademarks, and mobile medical trailers under the AK trademark. Oshkosh operates in three segments: fire and emergency segment, defense segment and commercial segment. On July 31, 2006, the Company acquired AK Specialty Vehicles, LLC, (AK). AK is a manufacturer of mobile medical, homeland security command and communications, and broadcast vehicles with sales throughout the Americas and Europe. On August 14, 2006, the Company acquired Iowa Mold Tooling Co., Inc. In December 2006, the Company completed the acquisition of JLG Industries, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31371.

     o AGCO Corporation (AGCO) manufactures and distributes agricultural equipment and related replacement parts. AGCO sells a range of agricultural equipment, including tractors, combines, self-propelled sprayers, hay tools, forage equipment and implements, and a line of diesel engines. Its products are marketed under a number of brand names, including AGCO, Challenger, Fendt, Gleaner, Hesston, Massey Ferguson, New Idea, RoGator, Spra-Coupe, Sunflower, Terra-Gator, Valtra and White Planters. AGCO distributes most of its products through a combination of approximately 3,600 independent dealers and distributors in more than 140 countries. In addition, the Company provides retail financing in the United States, Canada, Brazil, Germany, France, the United Kingdom, Australia and Ireland through its finance joint ventures with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. (Rabobank). In September 2007, the Company acquired Industria Agricola Fortaleza Limitada.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12930.

     o Bucyrus International, Inc. designs, manufactures and markets draglines, electric mining shovels and rotary blasthole drills (collectively, machines) used for surface mining, and provide the aftermarket replacement parts and service for these machines. The Company's equipment is primarily used by companies engaged in surface mining for a range of commodities. The design, engineering and manufacturing of most of its machines and manufactured aftermarket parts is done at its South Milwaukee, Wisconsin complex. In May 2007, the Company completed the acquisition of DBT GmbH, a subsidiary of RAG Coal International AG. DBT GmbH is a designer, manufacturer and marketer of high technology system solutions for underground coal mining.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00871.

     o Deere & Company (John Deere), through its subsidiaries, operates in four business segments. The agricultural equipment segment manufactures and distributes a line of farm equipment and related service parts, including tractors; combine, cotton and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; integrated agricultural management systems technology, and precision agricultural irrigation equipment. The commercial and consumer equipment segment manufactures and distributes equipment, products and service parts for commercial and residential uses, including tractors for lawn, garden, commercial and utility purposes; mowing equipment, including walk-behind mowers; golf course equipment; utility vehicles; landscape products and irrigation equipment, and other outdoor power products. In May 2007, the Company acquired LESCO, Inc. In August 2007, the Company acquired Ningbo Benye Tractor & Automobile Manufacture Company Limited.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121.

     o Washington Mutual, Inc. is a consumer and small business banking company with operations in United States markets. It is a savings and loan holding company. It owns two banking subsidiaries, as well as numerous non-bank subsidiaries. It has four operating segments: the Retail Banking Group, which operates a retail bank network of 2,225 stores; the Card Services Group, which operates credit card lending business; the Commercial Group, which conducts a multi-family and commercial real estate lending business in selected markets, and the Home Loans Group, which engages in single-family residential real estate lending, servicing and capital markets activities. In January 2007, it sold its mutual fund subsidiary to Principal Financial Group. In October 2006, it acquired Commercial Capital Bancorp, Inc. On December 31, 2006, it sold its retail mutual fund management business, WM Advisors, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14667.

     o TASER International, Inc. (TASER) develops and manufactures electronic control devices designed for use in law enforcement, corrections, private security and personal defense. The Company makes electronic control devices for two main types of target markets; the law enforcement, military, and corrections market, and the consumer market. For the law enforcement, military and corrections market, TASER manufactures two product lines: ADVANCED TASER M26 and TASER X26 with Shaped Pulse Technology. For the consumer market, the Company manufactures the ADVANCED TASER M18, ADVANCED TASER M18L and TASER X26c devices. All TASER devices are capable of firing various cartridges from the Company's cartridge product line. The cartridge is connected to the TASER device before firing. TASER sells its products directly to law enforcement agencies, military forces, police, corrections agencies and private citizens across the United States.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16391.

     o Tesoro Corporation (Tesoro) is an independent petroleum refiner and marketer with two operating segments: refining, which is engaged in refining crude oil and other feedstocks at its six refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets (refining), and retail, which is engaged in selling motor fuels and convenience products in the retail market through its 460 branded retail stations in 18 states. Through its refining segment, the Company produces refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a variety of commercial customers in the western and mid-continental United States. Tesoro's retail segment distributes motor fuels through a network of retail stations, primarily under the Tesoro and Mirastar brands.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03473.

     o Harley-Davidson, Inc. operates in two segments: the Motorcycles & Related Products segment and the Financial Services segment. The Motorcycles & Related Products (Motorcycles) segment includes the group of companies doing business as Harley-Davidson Motor Company (Motor Company) and the group of companies doing business as Buell Motorcycle Company (Buell). The Motorcycles segment designs, manufactures and sells at wholesale primarily heavyweight (engine displacement of 651+cubic centimeters) touring, custom and performance motorcycles, as well as a line of motorcycle parts, accessories, clothing and collectibles. The Financial Services (Financial Services) segment includes the group of companies doing business as Harley-Davidson Financial Services (HDFS). HDFS provides wholesale and retail financing and insurance programs primarily to Harley-Davidson and Buell dealers and their retail customers. HDFS conducts business in the United States, Canada and Europe.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09183.

     o Brasil Telecom Participacoes S.A. (Brasil Telecom), formerly known as Tele Centro Sul Participacoes S.A., is a holding company that conducts substantially all of its operations through its wholly owned subsidiary, Brasil Telecom S.A. The fixed-line telecommunications services offered to the Company's customers include local services, including all calls that originate and terminate within a single local area in the region, as well as installation, monthly subscription, measured services, public telephones and supplemental local services; intraregional long-distance services, which include intrastate and interstate calls; interregional and international long-distance services; network services, including interconnection and leasing;

          data transmission services; wireless services, and other services. The Company also controls Nova Tarrafa Participacoes Ltda. and Nova Tarrafa Inc., which provide Internet services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 005-78880.

     o Alaska Air Group, Inc. (Air Group) is a holding company with two principal subsidiaries: Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon). Both subsidiaries operate as airlines. Alaska operates an all-jet fleet with an average passenger trip length of 1,038 miles. As of December 31, 2006, Alaska's operating fleet consisted of 114 jet aircraft. Horizon is a regional airline, operates turboprop and jet aircraft, and its average passenger trip is 392 miles. As of December 31, 2006, Horizon's operating fleet consisted of 21 jets and 48 turboprop aircraft. Alaska and Horizon integrate their flight schedules to provide connections between most points served by their systems.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08957.

     o General Cable Corporation (General Cable) is a global developer, designer, manufacturer, marketer and distributor of copper, aluminum and fiber optic wire and cable products. The Company's operations are divided into eight main segments: North American Electric Utility, International Electric Utility, North American Portable Power and Control, North American Electrical Infrastructure, International Electrical Infrastructure, Transportation and Industrial Harnesses, Telecommunications and Networking. In February 2007, the Company completed the acquisition of Jiangyin Huaming Specialty Cable Co. Ltd., a Chinese manufacturer of specialty automotive and industrial cable products. On August 31, 2006, the Company completed the acquisition of E.C.N. Cable Group, S.L. (ECN Cable).

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12983.

Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the four calendar quarters in each of 2004, 2005 and 2006 as well as for the first three quarters of 2007 and the period from October 1, 2007 through October 3, 2007. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

         We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

         We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                           Advanced Micro Devices Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day            Low Intra-Day             Period-End
                                               Price of the             Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     1/1/2004             3/31/2004               17.5                     13.6                     16.23
     4/1/2004             6/30/2004               17.6                     13.65                    15.9
     7/1/2004             9/30/2004               15.9                     10.76                    13
    10/1/2004            12/31/2004               24.95                    13.09                    22.02

     1/1/2005             3/31/2005               22.3                     14.63                    16.12
     4/1/2005             6/30/2005               18.34                    14.08                    17.34
     7/1/2005             9/30/2005               25.75                    17.22                    25.2
    10/1/2005            12/30/2005               31.84                    20.22                    30.6

     1/1/2006             3/31/2006               42.7                     30.88                    33.16
     4/1/2006             6/30/2006               35.75                    23.46                    24.42
     7/1/2006             9/29/2006               27.9                     16.9                     24.85
    10/1/2006            12/29/2006               25.69                    19.9                     20.35

     1/1/2007             3/31/2007               20.63                    12.96                    13.06
     4/1/2007             6/30/2007               15.95                    12.6                     14.3
     7/1/2007             9/30/2007               16.19                    11.27                    13.2
    10/1/2007             10/3/2007               13.45                    12.80                    13.23


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Las Vegas Sands Corp.
                                    (05 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day            Low Intra-Day            Period-End
                                               Price of the             Price of the          Closing Price of
   Period-Start          Period-End           Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     1/1/2004             3/31/2004                 n/a                     n/a                      n/a
     4/1/2004             6/30/2004                 n/a                     n/a                      n/a
     7/1/2004             9/30/2004                 n/a                     n/a                      n/a
    10/1/2004            12/31/2004                53.98                   29                        48

     1/1/2005             3/31/2005                51.4                    41.41                    45
     4/1/2005             6/30/2005                45.34                   33.1                     35.75
     7/1/2005             9/30/2005                40.73                   30.87                    32.91
    10/1/2005            12/30/2005                46.44                   29.08                    39.47

     1/1/2006             3/31/2006                58.03                   38.44                    56.66
     4/1/2006             6/30/2006                78.9                    54.68                    77.86
     7/1/2006             9/29/2006                77.86                   57.6801                  68.35
    10/1/2006            12/29/2006                97.25                   66.06                    89.48

     1/1/2007             3/31/2007               109.45                   81                       86.61
     4/1/2007             6/30/2007                91.93                   71.24                    76.39
     7/1/2007             9/30/2007               142.75                   75.56                   133.42
    10/1/2007             10/3/2007               145.57                  127.11                   127.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Medarex Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day            Low Intra-Day             Period-End
                                               Price of the             Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     1/1/2004             3/31/2004                9.93                     6.28                     8.97
     4/1/2004             6/30/2004               11.13                     6.51                     7.29
     7/1/2004             9/30/2004                8.41                     4.37                     7.38
    10/1/2004            12/31/2004               11.55                     7.06                    10.78

     1/1/2005             3/31/2005               10.97                     6.88                     7.13
     4/1/2005             6/30/2005                8.82                     6.65                     8.3
     7/1/2005             9/30/2005               10.5                      8.22                     9.52
    10/1/2005            12/30/2005               14.35                     7.45                    13.85

     1/1/2006             3/31/2006               16.07                    12.23                    13.22
     4/1/2006             6/30/2006               13.01                     8.5124                   9.61
     7/1/2006             9/29/2006               11.41                     8.72                    10.75
    10/1/2006            12/29/2006               16.23                    10.42                    14.79

     1/1/2007             3/31/2007               15.03                    11.3                     12.94
     4/1/2007             6/30/2007               16.59                    12.69                    14.29
     7/1/2007             9/30/2007               18.23                    13.79                    14.16
    10/1/2007             10/3/2007               14.85                    13.90                    14.35


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Titanium Metals Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day            Low Intra-Day              Period-End
                                               Price of the             Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock          Reference Stock            the Reference
       Date                 Date                  in ($)                   in ($)                 Stock in ($)
       ----                 ----                  ------                   ------                 ------------
     1/1/2004             3/31/2004                2.587                    1.06                     2.4925
     4/1/2004             6/30/2004                2.6975                   1.7938                   2.3138
     7/1/2004             9/30/2004                3.1125                   2.3                      2.9325
    10/1/2004            12/31/2004                3.325                    2.3138                   3.0175

     1/1/2005             3/31/2005                5.0625                   2.9125                   4.5
     4/1/2005             6/30/2005                7.1875                   3.8775                   7.0988
     7/1/2005             9/30/2005               10.6                      6.1575                   9.89
    10/1/2005            12/30/2005               19.86                     8.5625                  15.815

     1/1/2006             3/31/2006               25.92                    15.9575                  24.275
     4/1/2006             6/30/2006               47.625                   24.5                     34.38
     7/1/2006             9/29/2006               34.88                    22.77                    25.28
    10/1/2006            12/29/2006               33.92                    23.2                     29.51

     1/1/2007             3/31/2007               38.85                    27.74                    35.88
     4/1/2007             6/30/2007               39.8                     30.3                     31.9
     7/1/2007             9/30/2007               35.32                    25.75                    33.56
    10/1/2007             10/3/2007               34.08                    32.22                    32.39


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Bowater Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day            Low Intra-Day             Period-End
                                               Price of the             Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     1/1/2004             3/31/2004               48                       40.58                    43.63
     4/1/2004             6/30/2004               46.6                     39                       41.59
     7/1/2004             9/30/2004               41.59                    34.53                    38.19
    10/1/2004            12/31/2004               44.43                    34.15                    43.97

     1/1/2005             3/31/2005               44.4                     36.66                    37.67
     4/1/2005             6/30/2005               38.34                    28.74                    32.37
     7/1/2005             9/30/2005               34.4                     27.28                    28.27
    10/1/2005            12/30/2005               31.81                    24.73                    30.72

     1/1/2006             3/31/2006               31.99                    25.18                    29.58
     4/1/2006             6/30/2006               30.17                    21.44                    22.75
     7/1/2006             9/29/2006               23.57                    19.61                    20.57
    10/1/2006            12/29/2006               23.4                     19.71                    22.5

     1/1/2007             3/31/2007               29.96                    21.47                    23.82
     4/1/2007             6/30/2007               26.79                    20.33                    24.95
     7/1/2007             9/30/2007               26.12                    13.97                    14.92
    10/1/2007             10/3/2007               16.50                    14.86                    16.35


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Ceragon Networks Ltd.
                                    (01 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day            Low Intra-Day             Period-End
                                               Price of the             Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     1/1/2004             3/31/2004                8.74                     5.56                     6.31
     4/1/2004             6/30/2004                7.518                    4.66                     5.41
     7/1/2004             9/30/2004                5.99                     3.7                      4.96
    10/1/2004            12/31/2004                6.9                      4.69                     6.73

     1/1/2005             3/31/2005                6.77                     4.76                     5
     4/1/2005             6/30/2005                5.46                     4.1                      4.62
     7/1/2005             9/30/2005                5.12                     4.3                      4.81
    10/1/2005            12/30/2005                4.8                      3.4                      3.89

     1/1/2006             3/31/2006                5.19                     3.87                     4.81
     4/1/2006             6/30/2006                5.59                     4.1                      4.28
     7/1/2006             9/29/2006                4.72                     3.96                     4.21
    10/1/2006            12/29/2006                5.74                     4.18                     5.47

     1/1/2007             3/31/2007                6.33                     5.11                     5.68
     4/1/2007             6/30/2007               11.8552                   5.55                    11.4201
     7/1/2007             9/30/2007               19.22                    11.53                    19
    10/1/2007             10/3/2007               21.89                    18.10                    18.60


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Fuel Tech Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day             Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     1/1/2004             3/31/2004                 5.6                     3.4                      5
     4/1/2004             6/30/2004                 5.3                     3.79                     5.1
     7/1/2004             9/30/2004                 5.24                    3.94                     4.9
    10/1/2004            12/31/2004                 5.45                    4.15                     4.67

     1/1/2005             3/31/2005                 6.85                    4.6                      5.91
     4/1/2005             6/30/2005                 7.2                     5.1                      6.05
     7/1/2005             9/30/2005                10.13                    5.75                     9.25
    10/1/2005            12/30/2005                10.12                    7.24                     9.07

     1/1/2006             3/31/2006                16.75                    8.11                    15.99
     4/1/2006             6/30/2006                18.8                    11.15                    12.1
     7/1/2006             9/29/2006                16.45                   10.07                    14.89
    10/1/2006            12/29/2006                27.44                   14.4                     24.64

     1/1/2007             3/31/2007                29.68                   22.54                    24.65
     4/1/2007             6/30/2007                38.2                    21.65                    34.2501
     7/1/2007             9/30/2007                35.85                   20.65                    22.09
    10/1/2007             10/3/2007                26                      22.75                    25.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        JA Solar Holdings Co. Ltd. (ADS)
                                      (07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day            Period-End
                                                Price of the            Price of the          Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock          the Reference
       Date                 Date                   in ($)                  in ($)               Stock in ($)
       ----                 ----                   ------                  ------               ------------
     1/1/2004             3/31/2004                 n/a                     n/a                      n/a
     4/1/2004             6/30/2004                 n/a                     n/a                      n/a
     7/1/2004             9/30/2004                 n/a                     n/a                      n/a
    10/1/2004            12/31/2004                 n/a                     n/a                      n/a

     1/1/2005             3/31/2005                 n/a                     n/a                      n/a
     4/1/2005             6/30/2005                 n/a                     n/a                      n/a
     7/1/2005             9/30/2005                 n/a                     n/a                      n/a
    10/1/2005            12/30/2005                 n/a                     n/a                      n/a

     1/1/2006             3/31/2006                 n/a                     n/a                      n/a
     4/1/2006             6/30/2006                 n/a                     n/a                      n/a
     7/1/2006             9/29/2006                 n/a                     n/a                      n/a
    10/1/2006            12/29/2006                 n/a                     n/a                      n/a

     1/1/2007             3/31/2007                21.1                    15                      18.09
     4/1/2007             6/30/2007                35.11                   18.14                   33.7199
     7/1/2007             9/30/2007                48.57                   26.6                    44.95
    10/1/2007             10/3/2007                46.27                   41                      41.6401


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day             Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     1/1/2004             3/31/2004                55.55                   44.72                    47.1
     4/1/2004             6/30/2004                50.04                   42.88                    46.59
     7/1/2004             9/30/2004                46.93                   40.53                    42.48
    10/1/2004            12/31/2004                43.29                   36.9                     40.06

     1/1/2005             3/31/2005                40.8                    27.98                    29.39
     4/1/2005             6/30/2005                36.65                   24.67                    34
     7/1/2005             9/30/2005                37.7                    30.21                    30.61
    10/1/2005            12/30/2005                31.5                    18.33                    19.42

     1/1/2006             3/31/2006                24.6                    18.47                    21.27
     4/1/2006             6/30/2006                30.56                   19                       29.79
     7/1/2006             9/29/2006                33.64                   27.12                    33.26
    10/1/2006            12/29/2006                36.56                   28.49                    30.72

     1/1/2007             3/31/2007                37.24                   28.81                    30.64
     4/1/2007             6/30/2007                38.66                   28.86                    37.8
     7/1/2007             9/30/2007                38.27                   29.1                     36.7
    10/1/2007             10/3/2007                37.97                   35.46                    37.49


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  DryShips Inc.
                                    (05 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day            Low Intra-Day             Period-End
                                               Price of the             Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     1/1/2004             3/31/2004                 n/a                     n/a                      n/a
     4/1/2004             6/30/2004                 n/a                     n/a                      n/a
     7/1/2004             9/30/2004                 n/a                     n/a                      n/a
    10/1/2004            12/31/2004                 n/a                     n/a                      n/a

     1/1/2005             3/31/2005                23.9                    17.9                     19.49
     4/1/2005             6/30/2005                19.6                    15.4                     16.51
     7/1/2005             9/30/2005                17.48                   13.8                     17.23
    10/1/2005            12/30/2005                17.3                    11.81                    12.2199

     1/1/2006             3/31/2006                13.84                    9.9                     10.58
     4/1/2006             6/30/2006                11.25                    8.5                     10.79
     7/1/2006             9/29/2006                14.89                   10.28                    13.4
    10/1/2006            12/29/2006                18.06                   12.63                    18.01

     1/1/2007             3/31/2007                23.67                   16.85                    22.53
     4/1/2007             6/30/2007                44.75                   22.66                    43.38
     7/1/2007             9/30/2007                93.37                   43.51                    90.8401
    10/1/2007             10/3/2007               100.16                   90.85                    94.5199


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Excel Maritime Carriers Ltd.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day             Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     1/1/2004             3/31/2004                16.25                    4                       13.4
     4/1/2004             6/30/2004                15.15                    7.5                      7.8
     7/1/2004             9/30/2004                65.85                    7.1                     42.08
    10/1/2004            12/31/2004                43.5                    21.3                     23.75

     1/1/2005             3/31/2005                29                      17.2                     18.45
     4/1/2005             6/30/2005                18.75                   12.51                    14.95
     7/1/2005             9/30/2005                16.65                   11.85                    16.06
    10/1/2005            12/30/2005                16.89                   11.01                    11.45

     1/1/2006             3/31/2006                12.39                    9.71                     9.78
     4/1/2006             6/30/2006                10.42                    7.3                     10.35
     7/1/2006             9/29/2006                12.49                    8.75                    11.85
    10/1/2006            12/29/2006                14.75                   11.4                     14.61

     1/1/2007             3/31/2007                20.85                   14.17                    17.23
     4/1/2007             6/30/2007                29.47                   17.1                     25.18
     7/1/2007             9/30/2007                59.9                    25                       55.8
    10/1/2007             10/3/2007                63.78                   56.55                    58.90


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Garmin Ltd.
                                    (01 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day            Low Intra-Day             Period-End
                                               Price of the             Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     1/1/2004             3/31/2004               29.735                   19.855                   21.355
     4/1/2004             6/30/2004               22                       14.04                    18.53
     7/1/2004             9/30/2004               21.975                   15.755                   21.625
    10/1/2004            12/31/2004               31.035                   21.55                    30.42

     1/1/2005             3/31/2005               30.72                    21.769                   23.16
     4/1/2005             6/30/2005               23.635                   19.52                    21.375
     7/1/2005             9/30/2005               34.04                    21.455                   33.915
    10/1/2005            12/30/2005               35.34                    26.985                   33.175

     1/1/2006             3/31/2006               42.3875                  29.75                    39.715
     4/1/2006             6/30/2006               54.75                    39.965                   52.72
     7/1/2006             9/29/2006               54.1                     41.2                     48.78
    10/1/2006            12/29/2006               56.89                    44.53                    55.66

     1/1/2007             3/31/2007               59.3                     48.46                    54.15
     4/1/2007             6/30/2007               75.66                    52.18                    73.97
     7/1/2007             9/30/2007              122.78                    73.58                   119.4
    10/1/2007             10/3/2007              109.34                    95.27                    96.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Arch Coal Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day            Low Intra-Day             Period-End
                                               Price of the             Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     1/1/2004             3/31/2004               16.445                   13.1                     15.695
     4/1/2004             6/30/2004               18.495                   13.865                   18.295
     7/1/2004             9/30/2004               18.465                   15.05                    17.745
    10/1/2004            12/31/2004               19.5                     15.93                    17.77

     1/1/2005             3/31/2005               23.765                   16.595                   21.505
     4/1/2005             6/30/2005               27.88                    20.15                    27.235
     7/1/2005             9/30/2005               34.965                   25.14                    33.75
    10/1/2005            12/30/2005               41.1                     30.495                   39.75

     1/1/2006             3/31/2006               44.15                    34.295                   37.97
     4/1/2006             6/30/2006               56.445                   37.1001                  42.37
     7/1/2006             9/29/2006               44.13                    25.88                    28.91
    10/1/2006            12/29/2006               37.03                    25.85                    30.03

     1/1/2007             3/31/2007               33.79                    27.18                    30.69
     4/1/2007             6/30/2007               42.59                    30.33                    34.8
     7/1/2007             9/30/2007               37                       27.76                    33.74
    10/1/2007             10/3/2007               34.96                    33.47                    33.56


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Valero Energy Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day            Low Intra-Day             Period-End
                                               Price of the             Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     1/1/2004             3/31/2004               15.375                   11.425                   14.99
     4/1/2004             6/30/2004               18.725                   13.9725                  18.44
     7/1/2004             9/30/2004               20.2975                  15.895                   20.0525
    10/1/2004            12/31/2004               23.91                    19.415                   22.7

     1/1/2005             3/31/2005               38.575                   21.005                   36.635
     4/1/2005             6/30/2005               41.125                   28.9                     39.555
     7/1/2005             9/30/2005               58.625                   39.375                   56.53
    10/1/2005            12/30/2005               58.145                   45.855                   51.6

     1/1/2006             3/31/2006               63.7                     47.99                    59.78
     4/1/2006             6/30/2006               70.75                    55.19                    66.52
     7/1/2006             9/29/2006               68.83                    46.84                    51.47
    10/1/2006            12/29/2006               57.09                    47.52                    51.16

     1/1/2007             3/31/2007               66.02                    47.66                    64.49
     4/1/2007             6/30/2007               77.89                    63.53                    73.86
     7/1/2007             9/30/2007               78.68                    60                       67.18
    10/1/2007             10/3/2007               68.20                    66.39                    67.09


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Alcoa Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day             Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     1/1/2004             3/31/2004                39.44                   32.6                     34.69
     4/1/2004             6/30/2004                36.6                    28.51                    33.03
     7/1/2004             9/30/2004                33.7                    29.44                    33.59
    10/1/2004            12/31/2004                34.99                   30.63                    31.42

     1/1/2005             3/31/2005                32.29                   28.01                    30.39
     4/1/2005             6/30/2005                31.8                    25.91                    26.13
     7/1/2005             9/30/2005                29.98                   23.81                    24.42
    10/1/2005            12/30/2005                29.84                   22.28                    29.57

     1/1/2006             3/31/2006                32.2                    28.39                    30.56
     4/1/2006             6/30/2006                36.96                   28.55                    32.36
     7/1/2006             9/29/2006                34                      26.6                     28.04
    10/1/2006            12/29/2006                31.33                   26.39                    30.01

     1/1/2007             3/31/2007                36.05                   28.09                    33.9
     4/1/2007             6/30/2007                42.9                    33.63                    40.53
     7/1/2007             9/30/2007                48.77                   30.25                    39.12
    10/1/2007             10/3/2007                39.29                   37.37                    37.64


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Apple Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day             Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     1/1/2004             3/31/2004                14.07                    10.59                    13.52
     4/1/2004             6/30/2004                17.095                   12.745                   16.27
     7/1/2004             9/30/2004                19.635                   14.37                    19.375
    10/1/2004            12/31/2004                34.785                   18.825                   32.2

     1/1/2005             3/31/2005                45.44                    31.3                     41.67
     4/1/2005             6/30/2005                44.45                    33.11                    36.81
     7/1/2005             9/30/2005                54.56                    36.29                    53.61
    10/1/2005            12/30/2005                75.46                    47.87                    71.89

     1/1/2006             3/31/2006                86.4                     57.67                    62.72
     4/1/2006             6/30/2006                73.8                     55.41                    57.27
     7/1/2006             9/29/2006                77.78                    50.16                    76.98
    10/1/2006            12/29/2006                93.159                   72.6                     84.84

     1/1/2007             3/31/2007                97.8                     81.9                     92.91
     4/1/2007             6/30/2007               127.61                    89.6                    122.04
     7/1/2007             9/30/2007               155                      111.62                   153.47
    10/1/2007             10/3/2007               159.18                   152.93                   157.9201


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Cutera Inc.
                                    (04 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day             Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     1/1/2004             3/31/2004                14.59                   13.9                     14
     4/1/2004             6/30/2004                16.98                   10.79                    13.59
     7/1/2004             9/30/2004                14                      10.8                     11.28
    10/1/2004            12/31/2004                13.65                    9.21                    12.5

     1/1/2005             3/31/2005                19.87                   12.1                     19.28
     4/1/2005             6/30/2005                20                      14                       17.35
     7/1/2005             9/30/2005                26.27                   15.84                    25.94
    10/1/2005            12/30/2005                44.2                    21.6                     26.36

     1/1/2006             3/31/2006                32.13                   24.55                    27.12
     4/1/2006             6/30/2006                28.16                   16.35                    19.72
     7/1/2006             9/29/2006                26.88                   18.57                    26.59
    10/1/2006            12/29/2006                30.27                   24.79                    27

     1/1/2007             3/31/2007                37.81                   26.51                    36.19
     4/1/2007             6/30/2007                38.8                    22.15                    24.92
     7/1/2007             9/30/2007                26.71                   20.57                    26.21
    10/1/2007             10/3/2007                27.54                   26.20                    26.82


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Joy Global Inc.
                                    (01 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day             Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     1/1/2004             3/31/2004                13.32                   11                       12.4667
     4/1/2004             6/30/2004                13.5556                 10.4267                  13.3067
     7/1/2004             9/30/2004                15.6889                 11.9689                  15.28
    10/1/2004            12/31/2004                19.8578                 14.3822                  19.3022

     1/1/2005             3/31/2005                26.1667                 17.1844                  23.3733
     4/1/2005             6/30/2005                25.8                    19.8467                  22.3933
     7/1/2005             9/30/2005                34.04                   22.0267                  33.64
    10/1/2005            12/30/2005                41.94                   27                       40

     1/1/2006             3/31/2006                61.91                   41.57                    59.77
     4/1/2006             6/30/2006                72.23                   44.75                    52.09
     7/1/2006             9/29/2006                53.85                   31.32                    37.57
    10/1/2006            12/29/2006                50.77                   35.59                    48.34

     1/1/2007             3/31/2007                55.8                    40.36                    42.9
     4/1/2007             6/30/2007                61.99                   42.43                    58.33
     7/1/2007             9/30/2007                65.5                    42.1                     50.86
    10/1/2007             10/3/2007                53.30                   50.69                    51.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Lehman Brothers Holdings Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day             Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     1/1/2004             3/31/2004                44.86                   38.465                   41.435
     4/1/2004             6/30/2004                42.195                  34.75                    37.625
     7/1/2004             9/30/2004                40.42                   33.625                   39.86
    10/1/2004            12/31/2004                44.73                   38.21                    43.74

     1/1/2005             3/31/2005                48.465                  42.705                   47.08
     4/1/2005             6/30/2005                49.955                  42.96                    49.64
     7/1/2005             9/30/2005                58.97                   48.755                   58.24
    10/1/2005            12/30/2005                66.58                   51.86                    64.085

     1/1/2006             3/31/2006                74.79                   62.91                    72.265
     4/1/2006             6/30/2006                78.845                  58.37                    65.15
     7/1/2006             9/29/2006                74.67                   59.25                    73.86
    10/1/2006            12/29/2006                78.89                   71.08                    78.12

     1/1/2007             3/31/2007                86.18                   68.07                    70.07
     4/1/2007             6/30/2007                82.05                   68.6                     74.52
     7/1/2007             9/30/2007                76.99                   49.06                    61.73
    10/1/2007             10/3/2007                65.22                   61.23                    64.06


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                NutriSystem Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day             Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     1/1/2004             3/31/2004                 4.01                    1.69                     3.93
     4/1/2004             6/30/2004                 4                       1.65                     1.72
     7/1/2004             9/30/2004                 1.98                    1.09                     1.42
    10/1/2004            12/31/2004                 3.14                    1.42                     2.85

     1/1/2005             3/31/2005                 6.71                    2.81                     6.3
     4/1/2005             6/30/2005                15                       6                       14.76
     7/1/2005             9/30/2005                25.25                   14.52                    25.02
    10/1/2005            12/30/2005                44.15                   25.3                     36.02

     1/1/2006             3/31/2006                50                      33.9                     47.52
     4/1/2006             6/30/2006                76.33                   44.14                    62.13
     7/1/2006             9/29/2006                68.11                   45.45                    62.29
    10/1/2006            12/29/2006                76.2                    58.45                    63.39

     1/1/2007             3/31/2007                68.25                   40.82                    52.41
     4/1/2007             6/30/2007                70                      52.07                    69.8499
     7/1/2007             9/30/2007                74.09                   46.5                     46.89
    10/1/2007             10/3/2007                50                      47.37                    47.57


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Oshkosh Truck Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day             Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     1/1/2004             3/31/2004                30.3                    25.625                   27.85
     4/1/2004             6/30/2004                29.265                  23.9                     28.655
     7/1/2004             9/30/2004                29.045                  24.16                    28.53
    10/1/2004            12/31/2004                34.525                  26                       34.19

     1/1/2005             3/31/2005                41.625                  30.31                    40.995
     4/1/2005             6/30/2005                41.99                   35.5                     39.14
     7/1/2005             9/30/2005                43.85                   38.59                    43.16
    10/1/2005            12/30/2005                46.17                   41                       44.59

     1/1/2006             3/31/2006                62.47                   44.3501                  62.24
     4/1/2006             6/30/2006                65.69                   46.3                     47.52
     7/1/2006             9/29/2006                52.82                   42.64                    50.47
    10/1/2006            12/29/2006                55.54                   43.6                     48.42

     1/1/2007             3/31/2007                57.6                    46.92                    53
     4/1/2007             6/30/2007                64.59                   52.16                    62.92
     7/1/2007             9/30/2007                65.83                   50.66                    61.97
    10/1/2007             10/3/2007                63.55                   61                       61.43


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   AGCO Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day             Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     1/1/2004             3/31/2004                22.13                   16.11                    20.71
     4/1/2004             6/30/2004                22.33                   17.78                    20.37
     7/1/2004             9/30/2004                22.9                    18.14                    22.62
    10/1/2004            12/31/2004                23.13                   18.82                    21.89

     1/1/2005             3/31/2005                21.94                   18.03                    18.25
     4/1/2005             6/30/2005                20                      16.5                     19.12
     7/1/2005             9/30/2005                21.46                   17.9                     18.2
    10/1/2005            12/30/2005                18.2                    14.6                     16.57

     1/1/2006             3/31/2006                21.1                    16.25                    20.74
     4/1/2006             6/30/2006                28.69                   20.33                    26.32
     7/1/2006             9/29/2006                27.61                   21.52                    25.35
    10/1/2006            12/29/2006                35.57                   22.47                    30.94

     1/1/2007             3/31/2007                39.5                    28.67                    36.97
     4/1/2007             6/30/2007                45.61                   35.5                     43.41
     7/1/2007             9/30/2007                51.18                   36.66                    50.77
    10/1/2007             10/3/2007                52.59                   49.31                    49.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Bucyrus International Inc. (Cl A)
                                    (04 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     1/1/2004             3/31/2004                 n/a                    n/a                      n/a
     4/1/2004             6/30/2004                 n/a                    n/a                      n/a
     7/1/2004             9/30/2004               23.6333                 12                       22.4
    10/1/2004            12/31/2004               28.1867                 17.9067                  27.0933

     1/1/2005             3/31/2005               31.1667                 23.1267                  26.04
     4/1/2005             6/30/2005               26.5                    21.0667                  25.32
     7/1/2005             9/30/2005               32.9733                 23.2733                  32.7533
    10/1/2005            12/30/2005               36.1667                 25.48                    35.1333

     1/1/2006             3/31/2006               49.4                    34.5867                  48.19
     4/1/2006             6/30/2006               60.71                   37.73                    50.5
     7/1/2006             9/29/2006               53.41                   38.56                    42.42
    10/1/2006            12/29/2006               52.12                   39.87                    51.76

     1/1/2007             3/31/2007               58.44                   44.63                    51.5
     4/1/2007             6/30/2007               73.19                   50.4                     70.78
     7/1/2007             9/30/2007               79.77                   56.7                     72.93
    10/1/2007             10/3/2007               74.83                   70.39                    73.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Deere & Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day            Low Intra-Day             Period-End
                                                Price of the             Price of the           Closing Price of
   Period-Start          Period-End            Reference Stock          Reference Stock           the Reference
       Date                 Date                   in ($)                   in ($)                Stock in ($)
       ----                 ----                   ------                   ------                ------------
     1/1/2004             3/31/2004                 71.05                    60                       69.31
     4/1/2004             6/30/2004                 74.93                    62                       70.14
     7/1/2004             9/30/2004                 69.99                    57.22                    64.55
    10/1/2004            12/31/2004                 74.73                    56.723                   74.4

     1/1/2005             3/31/2005                 74.41                    65.2                     67.13
     4/1/2005             6/30/2005                 69.4                     58.7                     65.49
     7/1/2005             9/30/2005                 73.98                    59.81                    61.2
    10/1/2005            12/30/2005                 71                       56.99                    68.11

     1/1/2006             3/31/2006                 80                       67.61                    79.05
     4/1/2006             6/30/2006                 91.98                    76.3864                  83.49
     7/1/2006             9/29/2006                 84.97                    66.9                     83.91
    10/1/2006            12/29/2006                101.4                     83.01                    95.07

     1/1/2007             3/31/2007                116.5                     90.23                   108.64
     4/1/2007             6/30/2007                125.64                   103.17                   120.74
     7/1/2007             9/30/2007                149.9                    113.91                   148.42
    10/1/2007             10/3/2007                151.73                   144.90                   145.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Washington Mutual Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day             Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     1/1/2004             3/31/2004                45.47                   39.45                    42.71
     4/1/2004             6/30/2004                44.99                   36.8                     38.64
     7/1/2004             9/30/2004                40.88                   37.54                    39.08
    10/1/2004            12/31/2004                42.5                    37.51                    42.28

     1/1/2005             3/31/2005                42.81                   38.7                     39.5
     4/1/2005             6/30/2005                42.97                   37.75                    40.69
     7/1/2005             9/30/2005                43.9                    39.12                    39.22
    10/1/2005            12/30/2005                45.06                   36.64                    43.5

     1/1/2006             3/31/2006                45.6                    41.57                    42.62
     4/1/2006             6/30/2006                47.01                   42.44                    45.58
     7/1/2006             9/29/2006                46.79                   41.03                    43.47
    10/1/2006            12/29/2006                46.38                   42.01                    45.49

     1/1/2007             3/31/2007                46.02                   38.73                    40.38
     4/1/2007             6/30/2007                44.66                   38.76                    42.64
     7/1/2007             9/30/2007                43.85                   31.27                    35.31
    10/1/2007             10/3/2007                36.41                   35.14                    35.89


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            TASER International Inc.
                                    (01 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day            Low Intra-Day             Period-End
                                               Price of the             Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     1/1/2004             3/31/2004               21.885                    6.8733                  19.5875
     4/1/2004             6/30/2004               32.075                   11.88                    21.615
     7/1/2004             9/30/2004               23                       12.532                   18.775
    10/1/2004            12/31/2004               33.45                    17.95                    31.65

     1/1/2005             3/31/2005               32.49                    11.21                    12
     4/1/2005             6/30/2005               12.55                     7.33                    10.04
     7/1/2005             9/30/2005               10.62                     5.83                     6.17
    10/1/2005            12/30/2005                8.61                     5.31                     6.9601

     1/1/2006             3/31/2006               11.31                     6.9499                  10.59
     4/1/2006             6/30/2006               11.38                     7.28                     7.91
     7/1/2006             9/29/2006                8.83                     6.86                     7.66
    10/1/2006            12/29/2006               10.2                      7.39                     7.61

     1/1/2007             3/31/2007                9.27                     7.44                     8.03
     4/1/2007             6/30/2007               14.25                     7.76                    13.96
     7/1/2007             9/30/2007               19.36                    11.75                    15.69
    10/1/2007             10/3/2007               17.30                    15.63                    16.5801


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Tesoro Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day            Low Intra-Day             Period-End
                                               Price of the             Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     1/1/2004             3/31/2004                9.675                    7                        9.395
     4/1/2004             6/30/2004               13.875                    8.875                   13.8
     7/1/2004             9/30/2004               15.85                    10.88                    14.765
    10/1/2004            12/31/2004               17.325                   13.875                   15.93

     1/1/2005             3/31/2005               19.1                     14.125                   18.51
     4/1/2005             6/30/2005               24.935                   17.025                   23.26
     7/1/2005             9/30/2005               35.91                    23.055                   33.62
    10/1/2005            12/30/2005               34.65                    26.015                   30.775

     1/1/2006             3/31/2006               36.99                    28.8355                  34.17
     4/1/2006             6/30/2006               37.87                    30.16                    37.18
     7/1/2006             9/29/2006               38.4                     26.475                   28.99
    10/1/2006            12/29/2006               36.55                    27.33                    32.885

     1/1/2007             3/31/2007               51.395                   31.465                   50.215
     4/1/2007             6/30/2007               64.65                    50.055                   57.15
     7/1/2007             9/30/2007               62                       42.64                    46.02
    10/1/2007             10/3/2007               47.94                    45.40                    46.81


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Harley-Davidson Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day             Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     1/1/2004             3/31/2004                54.419                  45.2                     53.34
     4/1/2004             6/30/2004                62.31                   52.3                     61.94
     7/1/2004             9/30/2004                63.75                   56.42                    59.44
    10/1/2004            12/31/2004                61.24                   55.01                    60.75

     1/1/2005             3/31/2005                62.49                   57.2                     57.76
     4/1/2005             6/30/2005                59.14                   45.14                    49.6
     7/1/2005             9/30/2005                54.25                   46.47                    48.44
    10/1/2005            12/30/2005                55.93                   44.4                     51.49

     1/1/2006             3/31/2006                54.92                   47.88                    51.88
     4/1/2006             6/30/2006                55.43                   47.86                    54.89
     7/1/2006             9/29/2006                65.76                   50.74                    62.75
    10/1/2006            12/29/2006                75.87                   62.19                    70.47

     1/1/2007             3/31/2007                74.03                   57.91                    58.75
     4/1/2007             6/30/2007                66                      58.72                    59.61
     7/1/2007             9/30/2007                63.38                   45.92                    46.21
    10/1/2007             10/3/2007                49.72                   45.67                    49.29


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                     Brasil Telecom Participacoes S/A (ADS)
                                    (99 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day             Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     1/1/2004             3/31/2004                46.33                   34.09                    34.15
     4/1/2004             6/30/2004                37.06                   25.3                     30.7
     7/1/2004             9/30/2004                34.3                    26.56                    32.4
    10/1/2004            12/31/2004                38.7                    29.5                     38.15

     1/1/2005             3/31/2005                38.37                   30.15                    32.65
     4/1/2005             6/30/2005                37.04                   30.18                    36.1
     7/1/2005             9/30/2005                42.54                   31.5                     42.53
    10/1/2005            12/30/2005                45.85                   36.64                    37.35

     1/1/2006             3/31/2006                41.55                   34.09                    36.29
     4/1/2006             6/30/2006                42                      29.2                     32.57
     7/1/2006             9/29/2006                33.27                   27.24                    30.06
    10/1/2006            12/29/2006                44.21                   30.46                    42.69

     1/1/2007             3/31/2007                47.89                   37.55                    45.09
     4/1/2007             6/30/2007                64.15                   45.42                    60.46
     7/1/2007             9/30/2007                78                      48.14                    74.62
    10/1/2007             10/3/2007                76.37                   70.63                    71.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Alaska Air Group Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day           Low Intra-Day             Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End            Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     1/1/2004             3/31/2004                29.27                   22.3                     24.66
     4/1/2004             6/30/2004                27.17                   19.26                    23.87
     7/1/2004             9/30/2004                25.7                    18.74                    24.78
    10/1/2004            12/31/2004                33.67                   22.93                    33.49

     1/1/2005             3/31/2005                34                      27.45                    29.44
     4/1/2005             6/30/2005                31.5                    25.55                    29.75
     7/1/2005             9/30/2005                35.72                   28.38                    29.06
    10/1/2005            12/30/2005                37.86                   28.22                    35.72

     1/1/2006             3/31/2006                36.19                   29.44                    35.45
     4/1/2006             6/30/2006                40.54                   33.86                    39.42
     7/1/2006             9/29/2006                40.2                    33.6                     38.04
    10/1/2006            12/29/2006                45.85                   37.5                     39.5

     1/1/2007             3/31/2007                44.52                   36.56                    38.1
     4/1/2007             6/30/2007                38.99                   25.9                     27.86
     7/1/2007             9/30/2007                29.09                   21.5                     23.09
    10/1/2007             10/3/2007                24.80                   23.09                    24.71


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               General Cable Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day            Low Intra-Day             Period-End
                                               Price of the             Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     1/1/2004             3/31/2004                9.19                     6.87                     7.38
     4/1/2004             6/30/2004                8.77                     6.79                     8.55
     7/1/2004             9/30/2004               11.14                     7.95                    10.64
    10/1/2004            12/31/2004               14.1                      9.59                    13.85

     1/1/2005             3/31/2005               13.86                    11.1                     12.07
     4/1/2005             6/30/2005               15.1                     11.41                    14.83
     7/1/2005             9/30/2005               17.25                    14.2                     16.8
    10/1/2005            12/30/2005               20.84                    14.66                    19.7

     1/1/2006             3/31/2006               30.99                    19.58                    30.33
     4/1/2006             6/30/2006               38.1499                  26.1                     35
     7/1/2006             9/29/2006               39.85                    28.87                    38.21
    10/1/2006            12/29/2006               45.41                    37.04                    43.71

     1/1/2007             3/31/2007               55.66                    42.25                    53.43
     4/1/2007             6/30/2007               79.23                    51.82                    75.75
     7/1/2007             9/30/2007               84.95                    48.16                    67.12
    10/1/2007             10/3/2007               72                       67.08                    71.31


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about October 31, 2007, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.




Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.



Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

                  No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                      $[o]




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                 October , 2007